UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – June 30, 2015

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by West Pharmaceutical Services, Inc. (the "Company") in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2015, the Company appointed Eric M. Green to serve as Chief Executive Officer ("CEO") of the Company, effective April 24, 2015, succeeding Donald E. Morel, Jr., Ph.D. Dr. Morel continued to serve as Chairman of the Company's Board of Directors until June 30, 2015, and retired effective as of July 1, 2015.

On June 30, 2015, the Company entered into a Retirement Separation Agreement with Dr. Morel (the “Retirement Separation Agreement”).

Pursuant to the Retirement Separation Agreement, Dr. Morel was granted a long-term incentive plan (“LTIP”) award, which had a grant date fair value of $2.4 million, with 50% of such value delivered in stock options and 50% in performance-vesting share units (“PVSUs”). The award will vest in the same manner and to the same extent applicable to awards made to other participants, except that Dr. Morel will not be required to continue service with the Company and Dr. Morel must execute a general release as of his retirement date and satisfy the covenants contained within the Retirement Separation Agreement.

In addition, all stock options and PVSUs that were granted to Dr. Morel prior to the date of the Retirement Separation Agreement and are outstanding and not fully vested on his retirement date will continue to vest the same as they would have vested had Dr. Morel remained employed by the Company, but only if, during the period over which such awards continue to vest, Dr. Morel complies with the non-competition and non-solicitation provisions and the confidential information provisions in his employment agreement. The modification of these outstanding awards to provide for continued vesting required a revaluation of the awards to their fair market value and the acceleration of expense, resulting in a charge of $7.2 million.

Any stock options that are vested as of the retirement date or shall become vested as discussed above shall remain exercisable for their remaining terms as specified in the relevant award agreements and without regard to the termination of Dr. Morel’s employment on the retirement date.

The foregoing description of the Retirement Separation Agreement is qualified in its entirety by reference to the full text of the Retirement Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company expects to incur the following one-time charge during the three and six months ended June 30, 2015 (dollars in millions):

LTIP Award	$2.4
Revaluation of modified outstanding awards	8.0
Other CEO succession and related costs	0.6
Total one-time charge	$11.0

The revaluation of modified outstanding awards charge also includes $0.8 million for the modification of outstanding awards to provide for continued vesting for the Company’s Senior Vice President of Human Resources in conjunction with his retirement, and other CEO succession and related costs includes relocation costs for Mr. Green and legal costs associated with the CEO succession.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit 10.1	Retirement Separation Agreement, dated June 30, 2015, between West Pharmaceutical Services, Inc. and Donald E. Morel, Jr., Ph.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ William J. Federici
William J. Federici
Senior Vice President and Chief Financial Officer

July 1, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retirement Separation Agreement, dated June 30, 2015, between West Pharmaceutical Services, Inc. and Donald E. Morel, Jr., Ph.D.

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